EXHIBIT 99.1
For Immediate Release
Contact:
Mark Cox
(915) 775-3300
WESTERN REFINING REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS
EL PASO, Texas – May 12, 2008 – Western Refining, Inc. (NYSE:WNR) today reported a net loss of $40.4 million, or $0.60 per diluted share, for the first quarter ended March 31, 2008, versus net earnings of $62.6 million, or $0.93 per diluted share, for the same period in 2007.
While throughput at the Four Corners and Yorktown refineries continued to improve in the first quarter of 2008, the benefit of this increase was more than offset by rising crude oil prices. The increase in feedstock costs, coupled with softness in finished product prices, particularly gasoline and lower valued products such as asphalt, fuel oil and petroleum coke, resulted in lower refining margins compared to the same period last year.
“Despite the challenging refining environment, we are continuing to make significant progress on our operational improvement initiatives, which led to improved operating performance at our refineries in the first quarter,” said Paul Foster, Western’s President and Chief Executive Officer.
Total refinery throughput for the first quarter of 2008 was 231,233 barrels per day, which included 209,902 barrels per day of crude oil. Total refinery throughput for the first quarter of 2007 was 133,939 barrels per day, including 118,889 barrels per day of crude oil. Refinery gross margin per throughput barrel was $5.60 for the quarter ended March 31, 2008, compared to $12.43 for the same period in 2007. The financial information for the first quarter of 2008 includes the results of the three refineries and the wholesale and retail operations acquired from Giant on May 31, 2007. The acquired operations of Giant are not included in the operating results prior to May 31, 2007.
Total capital expenditures in the 2008 first quarter totaled $70.6 million, and included spending on low sulfur gasoline projects at the El Paso and Yorktown refineries. The Company had $40.3 million of cash and cash equivalents as of March 31, 2008, and increased the borrowing capacity of its revolving credit facility in February 2008, increasing it from $500 million to $800 million.
“We are pleased with the support of our lenders, who have demonstrated their confidence in Western and our management team,” said Foster. “Enhancing the financial flexibility of the Company is a priority for us, and given the options available and the support of our lenders, we are confident that we will continue to successfully execute on this priority as we have on others.”

2008 Operating Initiatives
Western today affirmed that it remains on track with the implementation of its previously announced operational enhancements and financial improvement initiatives. Achievements in the first quarter include:
•	Successful start up of the low sulfur gasoline unit at Yorktown refinery. With the ability to produce low sulfur gasoline grades, Western expects to begin realizing higher product margins, as well as lower transportation costs in the second quarter, through additional sales in the local markets near the Yorktown refinery. In addition, this new unit has the capacity to allow Western the opportunity to purchase external high sulfur gasoline stocks, which can be upgraded to higher valued low sulfur gasoline. It also enables the Company to increase throughput of heavier and cost advantaged crudes at Yorktown. Western expects the project to begin contributing approximately $2.0 million to $2.5 million per month of increased earnings in the second quarter of 2008.
•	Completion of the DuPont SAR project at the El Paso refinery. Processing of acid gas began in the first quarter of 2008, when Western began raising sour crude runs from approximately 10% to 20% of crude throughput at the refinery.
Additional initiatives for 2008 are proceeding on schedule and include:
•	Continuing the low sulfur gasoline project at the El Paso refinery. Completion of this project is anticipated in the second quarter of 2009, at which time Western will have the ability to raise sour crude runs up to 50% of crude oil throughput at the refinery.
•	Continuing to work on a number of operational initiatives at all four refineries, targeted at reducing processing costs and improving energy efficiency.
Commenting on current market conditions, Foster said, “While refining margins in the first quarter were very disappointing, we have begun to see some improvement in gasoline margins as a result of inventory draws and continued low refinery utilization rates as we begin the spring and summer driving season. Distillate margins also continue to be strong despite pressure from high crude oil costs.”
Conference Call Information
A conference call is scheduled for May 13, 2008, at 10:00 a.m. ET to discuss Western’s financial results. The call can be accessed at Western’s website, www.wnr.com. The call can also be heard by dialing (888) 713-4205, passcode: 42585982. The audio replay will be available through May 27, 2008, by dialing (888) 286-8010, passcode: 40876145.
A copy of this press release, together with the reconciliations of certain non-GAAP financial measures contained herein, can be accessed on the investor relations menu on Western’s website, www.wnr.com.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western has a refinery in El Paso, two refineries in the Four Corners region of northern New Mexico and a refinery in Yorktown, Virginia. Western’s asset portfolio also includes refined products terminals in Albuquerque, New Mexico and Flagstaff, Arizona, asphalt terminals in Phoenix, Tucson, Albuquerque and El Paso, retail service stations and convenience stores in Arizona, Colorado and New Mexico, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Nevada, New Mexico, Texas and Utah. More information about the Company is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about our compliance with financial covenants, our ability to enhance our financial flexibility, the realization of higher product revenues and lower transportation costs related to the start up of the low sulfur gasoline unit at our Yorktown refinery, the amount of increased earnings related to the start up of our low sulfur gasoline unit at our Yorktown refinery, the completion date and amount of increased sour crude runs related to the completion of our low sulfur gasoline project at our El Paso refinery and our ability to reduce processing costs and improve energy efficiency at all four of our refineries. These statements are subject to the general risks inherent in our business and reflect our current expectations regarding these matters. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
     The following tables set forth our summary historical financial and operating data for the periods indicated below:

	Three Months Ended
	March 31,
	2008	2007
	(Unaudited)
	(In thousands, except per share data)
Statement of Operations Data:
Net sales	$2,551,071	$994,019
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	2,402,846	844,147
Direct operating expenses (exclusive of depreciation and amortization)	132,850	46,543
Selling, general and administrative expenses	29,629	10,029
Maintenance turnaround expense	955	—
Depreciation and amortization	25,597	4,409

Total operating costs and expenses	2,591,877	905,128

Operating income (loss)	(40,806)	88,891
Interest income	571	4,205
Interest expense	(18,564)	(309)
Amortization of loan fees	(825)	(125)
Loss from derivative activities	(2,481)	(2,016)
Other income (expense)	992	(1)

Income (loss) before income taxes	(61,113)	90,645
Provision for income taxes	20,712	(28,079)

Net income (loss)	$(40,401)	$62,566

Basic earnings (loss) per share	$(0.60)	$0.93
Dilutive earnings (loss) per share	$(0.60)	$0.93
Weighted average basic shares outstanding	67,580	66,939
Weighted average dilutive shares outstanding	67,580	67,413
Cash dividends declared per share	$—	$0.04
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$68,642	$68,071
Investing activities	(70,553)	(25,176)
Financing activities	(247,328)	(4,374)
Other Data:
Adjusted EBITDA(1)	$(15,172)	$95,488
Capital expenditures	70,553	22,783
Balance Sheet Data (end of period):
Cash and cash equivalents	$40,326	$301,686
Working capital	283,686	314,803
Total assets	3,346,742	953,389
Total debt	1,343,250	—
Stockholders’ equity	704,743	583,765

(1)	Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, write-off of unamortized loan fees, depreciation, amortization and maintenance turnaround expense. However, Adjusted EBITDA is not a recognized measurement under GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes and the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA) and acquisitions, items that may vary for different companies for reasons unrelated to overall operating performance.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.
The following table reconciles net income to Adjusted EBITDA for the periods presented:

	Three Months Ended
	March 31,
	2008	2007
	(In thousands)
Net income (loss)	$(40,401)	$62,566
Interest expense	18,564	309
Provision for income taxes	(20,712)	28,079
Amortization of loan fees	825	125
Depreciation and amortization	25,597	4,409
Maintenance turnaround expense	955	—

Adjusted EBITDA	$(15,172)	$95,488

Refining Segment

	Three Months Ended March 31,
	2008 (1)	2007
	(In thousands, except per barrel data)
Statement of Operations Data:
Net sales	$2,563,136	$994,019
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	2,445,278	844,147
Direct operating expenses (exclusive of depreciation and amortization)	113,865	46,543
Selling, general and administrative expenses	9,238	2,712
Maintenance turnaround expense	955	—
Depreciation and amortization	22,053	4,409

Total operating costs and expenses	2,591,389	897,811

Operating income (loss)	$(28,253)	$96,208

Key Operating Statistics:
Total sales volume (bpd) (2)	266,084	148,473
Total refinery production (bpd)	230,291	132,369
Total refinery throughput (bpd) (3)	231,233	133,939
Per barrel of throughput:
Refinery gross margin (4)	$5.60	$12.43
Gross profit (4)	4.55	12.07
Direct operating expenses (5)	5.41	3.86

(1)	Includes results of operations for the three Giant refineries, which were acquired in May 2007, and transportation and other related revenues and expenses not specific to a particular refinery.

(2)	Includes sales of refined products sourced from our refinery production as well as refined products purchased from third parties.

(3)	Total refinery throughput includes crude oil, other feedstocks, and blendstocks.

(4)	Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. We have experienced gains or losses from derivative activities. These derivatives are used to minimize fluctuations in earnings but are not taken into account in calculating refinery gross margin. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
     The following table reconciles gross profit to refinery gross margin for the periods presented:

	Three Months Ended
	March 31,
	2008	2007
	(In thousands, except per barrel
	amounts)
Net sales	$2,563,136	$994,019
Cost of products sold (exclusive of depreciation and amortization)	2,445,278	844,147
Depreciation and amortization	22,053	4,409

Gross profit	95,805	145,463
Plus depreciation and amortization	22,053	4,409

Refinery gross margin	$117,858	$149,872

Refinery gross margin per refinery throughput barrel	$5.60	$12.43

Gross profit per refinery throughput barrel	$4.55	$12.07

(5)	Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.
     The following table sets forth our summary refining throughput and production data for the periods presented below:

	Three Months Ended
	March 31,
	2008 (1)	2007
Refinery product yields (bpd)
Gasoline	119,926	70,194
Diesel and jet fuel	87,902	52,895
Residuum	4,732	5,608
Other	11,117	3,672

Liquid products	223,677	132,369
By-products (coke and sulfur)	6,614	—

Total	230,291	132,369

Refinery throughput (bpd)
Sweet crude oil	154,724	107,584
Sour or heavy crude oil	55,178	11,305
Other feedstocks/blendstocks	21,331	15,050

Total	231,233	133,939

El Paso

	Three Months Ended
	March 31,
	2008	2007
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	64,751	70,194
Diesel and jet fuel	50,815	52,895
Residuum	4,732	5,608
Other	4,270	3,672

Total refinery production (bpd)	124,568	132,369

Refinery throughput (bpd)
Sweet crude oil	102,123	107,584
Sour crude oil	11,852	11,305
Other feedstocks/blendstocks	12,198	15,050

Total refinery throughput (bpd)	126,173	133,939

Total sales volume (bpd)	143,713	148,473
Per barrel of throughput:
Refinery gross margin	$5.74	$12.43
Direct operating expenses	4.19	3.86
Yorktown

Three Months
Ended March 31,
2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	34,906
Diesel	28,450
Other	5,667

Liquid products	69,023
By-products (coke and sulfur)	6,614

Total refinery production (bpd)	75,637

Refinery throughput (bpd)
Sweet crude oil	24,992
Heavy crude oil	43,326
Other feedstocks/blendstocks	5,636

Total refinery throughput (bpd)	73,954

Total sales volume (bpd)	73,317
Per barrel of throughput:
Refinery gross margin	$3.37
Direct operating expenses	4.58

Four Corners

Three Months
Ended March 31,
2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	20,270
Diesel and jet fuel	8,637
Other	1,179

Total refinery production (bpd)	30,086

Refinery throughput (bpd)
Sweet crude oil	27,609
Other feedstocks/blendstocks	3,497

Total refinery throughput (bpd)	31,106

Total sales volume (bpd)	49,054
Per barrel of throughput:
Refinery gross margin	$6.39
Direct operating expenses	8.72
Retail Segment

Three Months
Ended
March 31,
2008
(In thousands, except per
gallon data)
Statement of Operations Data:
Net sales (including intersegment revenues of $10,250)	$189,409
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	170,549
Direct operating expenses (exclusive of depreciation and amortization)	15,856
Selling, general and administrative expenses	1,247
Depreciation and amortization	1,886

Total operating costs and expenses	189,538

Operating loss	$(129)

Operating Data:
Fuel gallons sold (in thousands)	51,483
Fuel margin per gallon (1)	$0.12
Merchandise sales	$42,153
Merchandise margin	27%
Operating retail outlets at period end	155

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold.

Three Months
Ended March 31,
2008
(In thousands, except per
gallon data)
Net sales:
Fuel sales	$160,447
Excise taxes included in fuel revenues	(19,878)
Merchandise sales	42,153
Other sales	6,687

Net sales	$189,409

Cost of products sold:
Fuel cost of products sold	$154,457
Excise taxes included in fuel cost of products sold	(19,878)
Merchandise cost of products sold	30,636
Other cost of products sold	5,334

Cost of products sold	$170,549

Fuel margin per gallon	$0.12

     The financial information for the three months ended March 31, 2008, includes the results of our retail segment acquired from Giant. Prior to the acquisition of Giant, we did not have retail operations and, therefore, no comparable information is presented.
Wholesale Segment

Three Months
Ended
March 31,
2008
(In thousands, except per
gallon data)
Statement of Operations Data:
Net sales (including intersegment revenues of $61,256)	$475,575
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	458,030
Direct operating expenses (exclusive of depreciation and amortization)	9,154
Selling, general and administrative expenses	4,196
Depreciation and amortization	1,156

Total operating costs and expenses	472,536

Operating income	$3,039

Operating Data:
Fuel gallons sold (in thousands)	159,475
Fuel margin per gallon (1)	$0.08
Lubricant sales	$38,912
Lubricant margins	11.4%

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold.

Three Months
Ended March 31,
2008
(In thousands, except per
gallon data)
Net sales:
Fuel sales	$480,770
Excise taxes included in fuel sales	(47,569)
Lubricant sales	38,912
Other sales	3,462

Net sales	$475,575

Cost of products sold:
Fuel cost of products sold	$468,790
Excise taxes included in fuel sales	(47,569)
Lubricant cost of products sold	34,457
Other cost of products sold	2,352

Cost of products sold	$458,030

Fuel margin per gallon	$0.08

     The financial information for the three months ended March 31, 2008, includes the results of our wholesale segment acquired from Giant. Prior to the acquisition of Giant, we did not have wholesale operations and, therefore, no comparable information is presented.